Exhibit 99.2
WESTWOOD ONE, INC.
INDEX

Page No.

Unaudited Pro Forma Financial Information	P2

Unaudited Pro Forma Balance Sheet at March 31, 2009	P3

Unaudited Pro Forma Statement of Operations for the three months ended March 31, 2009	P4

Unaudited Pro Forma Statement of Operations for the twelve months ended December 31, 2008	P5

Unaudited Notes to Pro Forma Financial Statements	P6

P1

WESTWOOD ONE INC.
UNAUDITED PRO FORMA FINANCIAL INFORMATION
The following unaudited pro forma financial information is derived from the unaudited historical financial statements of Westwood One, Inc. as of and for the three months ended March 31, 2009 and from the audited historical financial statements for the twelve months ended December 31, 2008. reflect the refinancing of our outstanding long-term indebtedness and the recapitalization of our equity which was completed on April 23, 2009, the resultant acquisition accounting and the conversion of the Class B stock, the Series A-1 Convertible Preferred Stock and the Series B Convertible Preferred Stock to common stock and the effects of the 200:1 reverse stock split which we anticipate will occur on June 26, 2009, as if each had been consummated on March 31, 2009. We prepared the unaudited pro forma financial information using the acquisition method of accounting, which is based on Statement of Financial Accounting Standard (“SFAS”) No. 141R, “Business Combinations” (“FAS 141R”). FAS 141R uses the fair value concepts defined in SFAS No. 157, “Fair Value Measurements” (“FAS 157”). The pro forma adjustments and related assumptions are described in the accompanying notes presented on the following pages. The pro forma adjustments are based upon best available information and certain assumptions that Company’s management believes are reasonable. The unaudited pro forma balance sheet as of March 31, 2009 has been prepared as if these events had occurred on that date. The unaudited pro forma statements of operations for the year ended December 31, 2008 and the three months ended March 31, 2009 give effect to these events as if each had occurred on January 1, 2008.
The pro forma adjustments are preliminary and have been made solely for purposes of developing the pro forma financial information for illustrative purposes necessary to comply with the requirements of the SEC. The actual results reported in periods following the transactions may differ significantly from those reflected in these pro forma financial statements for a number of reasons, including but not limited to, differences between the assumptions used to prepare these pro forma financial statements and actual amounts. In addition, no adjustments have been made for non-recurring items related to the transactions. As a result, the pro forma information does not purport to be indicative of what the financial condition or results of operations would have been had the transactions been completed on the applicable dates of this pro forma financial information. The pro forma financial statements are based upon historical financial statements and do not purport to project the future financial condition and results of operations after giving effect to the transactions.
The pro forma adjustments described below have been developed based on assumptions and adjustments, including assumptions relating to the purchase price and the allocation thereof to the assets acquired and liabilities assumed based on preliminary estimates of fair value. The final purchase price allocation could differ from that reflected in the pro forma financial statements after final valuation procedures are performed and amounts are finalized following the completion of the valuation.
You should read the information set forth below together with (i) the Westwood One, Inc. consolidated financial statements as of December 31, 2008 and for each of the years in the three-year period ended December 31, 2008, including the accompanying notes thereto, as set forth in the Westwood One, Inc. Current Report on Form 8-K as filed by us with the SEC on June 22, 2009, which is included herein, and (ii) the Westwood One, Inc. unaudited consolidated financial statements as of March 31, 2009 and for each of the three-month periods ended March 31, 2009 and 2008, including the accompanying notes thereto, as set forth in the Westwood One, Inc. Form 10-Q, incorporated by reference herein.

P2

WESTWOOD ONE, INC.
UNAUDITED PRO FORMA BALANCE SHEET
MARCH 31, 2009
(In thousands, except share and per share amounts)

		Pro Forma Adjustments
				Conversion
		Acquisition		Related/Stock
	Historical	Related		Split		Pro Forma

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$7,199					$7,199
Accounts receivable	81,080					81,080
Prepaid and other assets	14,629					14,629

Total Current Assets	102,908	—		—		102,908

Property and equipment	29,546	7,205	(h)			36,751
Goodwill	33,988	15,359	(b)			49,347
Intangible assets	2,477	138,313	(c)			140,790
Deferred tax asset	19,712					19,712
Other assets	2,765	44	(a,h)			2,809

TOTAL ASSETS	$191,396	$160,921		$—		$352,317

LIABILITIES, REDEEMABLE PREFERRED STOCK AND SHAREHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable	$20,770					$20,770
Amounts payable to related parties	24,225					24,225
Deferred revenue	2,587	(1,172	)(g)			1,415
Accrued expenses and other liabilities	29,797					29,797

Total Current Liabilities	77,379	(1,172)		—		76,207

Long-term debt	251,446	(133,946	)(a)			117,500
Deferred tax liability	—	46,048	(c)			46,048
Other liabilities	7,049	1,950	(c)			8,999

TOTAL LIABILITIES	335,874	(87,120)		—		248,754

Commitments and Contingencies

Series A Redeemable Preferred Stock	79,545	(79,545	)(d)	—		—
Series A-1 Redeemable Preferred Stock		56,244	(d)	(56,244	)(f)	—

Series B Redeemable Preferred Stock
Series B Redeemable Preferred Stock	—	44,160	(e)	(44,160	)(f)	—

Total Redeemable Preferred Stock	79,545	20,859		(100,404)		—

SHAREHOLDERS’ EQUITY (DEFICIT)
Common stock	1,013			(810	)(f)	203
Class B stock	3			(3	)(f)	—
Additional paid-in capital	287,293	(285,150	)(b)	101,217	(f)	103,360
Net unrealized gain	402	(402	)(b)			—
Accumulated deficit	(512,734)	512,734	(b)			—

TOTAL SHAREHOLDERS’ EQUITY (DEFICIT)	(224,023)	227,182		100,404		103,563

TOTAL LIABILITIES, REDEEMABLE PREFERRED STOCK AND SHAREHOLDERS’ EQUITY (DEFICIT)	$191,396	$160,921		$—		$352,317

See accompanying notes to the unaudited pro forma financial information

P3

WESTWOOD ONE, INC.
UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2009
(In thousands, except share and per share amounts)

		Pro Forma Adjustments
				Conversion
		Acquisition		Related/Stock
	Historical	Related		Split		Pro Forma

NET REVENUE	$85,867					$85,867

Operating Costs (includes related party expenses of $20,020)	91,393	(325	)(c)			91,068

Depreciation and Amortization	2,063	3,223	(j)(h)			5,286

Corporate General and Administrative Expenses	2,766					2,766

Restructuring Charges	3,440					3,440

Special Charges (includes related party expenses of $1,713)	5,809					5,809

	105,471	2,898		—		108,369

OPERATING (LOSS)	(19,604)	(2,898)		—		(22,502)

Interest Expense	3,263	1,561	(i)			4,824
Other Income	(300)					(300)

(LOSS) BEFORE INCOME TAX	(22,567)	(4,459)		—		(27,026)
INCOME TAX (BENEFIT) EXPENSE	(7,381)	(391	)(k)			(7,772)

NET (LOSS)	$(15,186)	$(4,068)		$—		$(19,254)

(LOSS) PER SHARE
COMMON STOCK
BASIC	$(0.17)					$(0.95)

DILUTED	$(0.17)					$(0.95)

CLASS B STOCK
BASIC	$—					$—

DILUTED	$—					$—

WEIGHTED AVERAGE SHARES OUTSTANDING:
COMMON STOCK
BASIC	98,074			(77,764	) (f)(l)	20,310

DILUTED	98,074			(77,764)		20,310

CLASS B STOCK
BASIC	292			(292	) (f)(l)	—

DILUTED	292			(292)		—

See accompanying notes to the unaudited pro forma financial information

P4

WESTWOOD ONE, INC.
UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2008
(In thousands, except share and per share amounts)

		Pro Forma Adjustments
				Conversion
		Acquisition		Related/Stock
	Historical	Related		Split		Pro Forma

NET REVENUE	$404,416					$404,416

Operating Costs (includes related party expenses of $73,049)	360,492	(1,300	)(c)			359,192

Depreciation and Amortization (includes related party warrant amortization of $1,618)	11,052	21,377	(j)(h)			32,429

Corporate General and Administrative Expenses (includes related party expenses of $610)	13,442					13,442

Goodwill Impairment	430,126	—				430,126

Restructuring Charges	14,100					14,100

Special Charges (includes related party expenses of $5,000)	13,245					13,245

	842,457	20,077		—		862,534

OPERATING (LOSS)	(438,041)	(20,077)		—		(458,118)

Interest Expense	16,651	3,183	(i)			19,834
Other Income	(12,369)	—				(12,369)

(LOSS) BEFORE INCOME TAX	(442,323)	(23,260)		—		(465,583)
INCOME TAX (BENEFIT) EXPENSE	(14,760)	9,875	(k)			(4,885)

NET (LOSS)	$(427,563)	$(33,135)		$—		$(460,698)

(LOSS) PER SHARE
COMMON STOCK
BASIC	$(4.39)					$(22.68)

DILUTED	$(4.39)					$(22.68)

CLASS B STOCK
BASIC	$—					$—

DILUTED	$—					$—

WEIGHTED AVERAGE SHARES OUTSTANDING:
COMMON STOCK
BASIC	98,015			(77,705	)(f)(l)	20,310

DILUTED	98,015			(77,705)		20,310

CLASS B STOCK
BASIC	292			(292	)(f)(l)	—

DILUTED	292			(292)		—

See accompanying notes to the unaudited pro forma financial information

P5

WESTWOOD ONE, INC.
NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS
(In thousands, except per share amounts)
NOTE 1 — Basis of Presentation:
The unaudited pro forma financial statements were prepared using the acquisition method of accounting under existing U.S. GAAP standards and are based on our historical consolidated financial statements for the twelve months ended December 31, 2008 and as of and for the three months ended March 31, 2009.
The unaudited pro forma balance sheet as of March 31, 2009 has been prepared as if these events had occurred on that date. The unaudited pro forma statements of operations for the year ended December 31, 2008 and the three months ended March 31, 2009 give effect to these events as if each had occurred on January 1, 2008.
The unaudited pro forma financial information was prepared using the acquisition method of accounting, which is based on FAS 141R. which uses the fair value concepts defined in FAS 157. We have adopted both FAS 141R and FAS 157 as required.
FAS 141R requires, among other things, that most assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date. In addition, FAS 141R establishes that the consideration transferred be measured at the closing date of the acquisition at the then-current market price. The transaction fees for the acquisition will be expensed as incurred under FAS 141R.
FAS 157 defines the term “fair value” and sets forth the valuation requirements for any asset or liability measured at fair value, expands related disclosure requirements and specifies a hierarchy of valuation techniques based on the nature of inputs used to develop the fair value measures. Fair value is defined in FAS 157 as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” This is an exit price concept for the valuation of the asset or liability. In addition, market participants are assumed to be buyers and sellers in the principal market for the asset or liability. Fair value measurements for an asset assume the highest and best use by these market participants. Many of these fair value measurements can be highly subjective and it is also possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.
The pro forma adjustments described below have been developed based on assumptions and adjustments, including assumptions relating to the purchase price and the allocation thereof to the assets acquired and liabilities assumed based on preliminary estimates of fair value. The final purchase price allocation will differ from that reflected in the pro forma financial statements after final valuation procedures are performed and amounts are finalized following the completion of the valuation.
The unaudited pro forma financial statements are provided for illustrative purposes only and do not purport to represent what our actual consolidated results of operations or consolidated financial position would have been had the acquisition occurred on the dates assumed, nor are they necessarily indicative of our future consolidated results of operations or financial position.

P6

WESTWOOD ONE, INC.
NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS
(In thousands, except per share amounts)
NOTE 2 — Unaudited Pro Forma Adjustments — Balance Sheet:
The Unaudited Pro Forma Balance Sheet as of March 31, 2009 reflects the refinancing of our outstanding long-term indebtedness and the recapitalization of our equity which was completed on April 23, 2009, the resultant acquisition accounting and the conversion of the Class B stock, the Series A-1 Convertible Preferred Stock and the Series B Convertible Preferred Stock to common stock and the effects of the 200:1 reverse stock split which we anticipate will occur on June 26, 2009, as if each had been consummated on March 31, 2009. The pro forma balance sheet was prepared using the acquisition method of accounting and gives effect to the following:
a) In connection with the extinguishment of the long-term debt (i.e. the old senior notes and the indebtedness under the old credit agreement), and the incurrence of new indebtedness, $117,500 of new senior secured notes was booked. Additionally, we borrowed the entire amount of the $20,000 term loan available to us on April 23, 2009. The term loan matures on July 15, 2012 and is guaranteed by our domestic subsidiaries and Gores. The term loan was drawn on subsequent to the completion of the refinancing and is not reflected in the pro forma financial statements. The unamortized portion of deferred debt costs related to our old indebtedness of $358 has been fully written off.
b) As a result of the equity restructuring and the change of control, we will follow the acquisition method of accounting, as described by FAS 141R, “Business Combination”. Accordingly, the fair value of the new equity is equivalent to the purchase price.
The following is a summary of the allocation of the purchase price to the estimated fair values of assets and liabilities. We have engaged a third party appraisal firm that specializes in valuations for the purpose of assisting us in calculating and estimating the fair values of certain assets and liabilities, such as but not limited to, our leases, trademarks, affiliate and customer relationships, contracts and tangible fixed assets. The pro forma adjustments are based on assumptions relating to the purchase price and the allocation thereof to our assets and liabilities based on preliminary estimates of fair value. The final purchase price and the allocation could differ from that reflected in the pro forma financial statements after final valuation procedures are performed and amounts are finalized following the completion of the exercise. The Series A-1 Convertible Preferred Stock and Series B Convertible Preferred Stock have been valued at their relative fair value based on our equity value as described above.

P7

WESTWOOD ONE, INC.
NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS
(In thousands, except per share amounts)
Consistent with our 2008 year end analysis of goodwill impairment, we have determined that using a discounted cash flow model is the best estimate of our fair value. The allocation of purchase price is based on underlying assumptions consistent with year end, which remain reasonable, and is subject to further analysis including the completion of a full valuation by the third party appraisal firm which will be reflected in the financial statements that will appear in our Form 10-Q for the quarterly period ended June 30, 2009:

Purchase Price
Cash and cash equivalents	$7,199
Accounts receivable	81,080
Prepaid and other assets	14,629
Property and equipment	36,751
Goodwill	49,347
Intangible assets	140,790
Deferred tax asset	19,712
Other assets	2,809
Accounts payable	(20,770)
Amounts payable to related parties	(24,225)
Deferred revenue	(1,415)
Accrued expenses and other liabilities	(29,797)
Long-term debt	(117,500)
Deferred tax liability	(46,048)
Other liabilities	(8,999)

Total Estimated Purchase Price	$103,563

c) In accordance with FAS 141R which is applicable to the equity restructuring and the change of control, we have revalued our Goodwill and Intangibles using our best estimate of current fair value. The value assigned to goodwill and indefinite lived intangible assets is not amortized to expense and the majority is not expected to be tax deductible Our client contracts are typically exclusive agreements with our partners and/or talent to provide programming and content over a specified period of time. The values assigned to definite lived assets are amortized over their estimated useful life A 10% change in the estimated lives of the definite lived intangibles would result in an increase or decrease in amortization expense of approximately $300 for the three months ended March 31, 2009 and $1,300 for the twelve months ended December 31, 2008. A 10% change in the estimated fair value of the definite lived intangibles would result in an increase or decrease in amortization expense of approximately $300 for the three months ended March 31, 2009 and $2,200 for the twelve months ended December 31, 2008. Amounts are summarized on the table below.
Similarly, in accordance with FAS 141R which is applicable to the the equity restructuring and the change of control, we have identified a client contract to be valued below market. Accordingly, a liability of $1,950 has been recorded to reflect the estimated fair value of the contract and such amount is being taken to income over the remaining life of the contract.

P8

WESTWOOD ONE, INC.
NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS
(In thousands, except per share amounts)

	For the Twelve Months ended December 31, 2008
				Ending
Intangibles	Amortization Period	Opening Balance	Amortization	Balance
Affiliate Relationships	10	$97,900	$9,790	$88,110
Trademarks	Indefinite	24,600	0	24,600
Client Contracts	3	9,790	3,263	6,527
Backlog	1	8,500	8,500	—

Total		$140,790	21,553	$119,237

Amortization of previous amount			752

Adjustment to amortization expense (see (h) for depreciation expense adjustment)			$20,801

	For the Three Months ended March 31, 2009
Affiliate Relationships	10	$88,110	$2,448	$85,662
Trademarks	Indefinite	24,600	0	24,600
Client Contracts	3	6,527	816	5,711
Backlog	1	—	—	—

Total		$119,237	3,264	$115,973

Amortization of previous amount			184

Adjustment to amortization expense (see (h) for depreciation expense adjustment)			$3,080

Deferred Tax Liability	March 31, 2009

Intangibles added to assets	$140,790

Effective Tax Rate (see (k))	32.7%

Deferred Tax Liability	$46,048

P9

WESTWOOD ONE, INC.
NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS
(In thousands, except per share amounts)
d) In connection with the equity restructuring, Gores agreed to purchase, at a discount, certain debt held by debt holders who did not wish to participate in the new notes and agreed to guarantee a new $20,000 term loan, a $15,000 revolver and $10,000 contractual commitment by one of the Company’s wholly-owned subsidiaries. In connection with Gores providing the aforementioned guarantees and purchasing the debt from non-participating holders, the 75,000 shares of Series A Preferred Stock held by Gores immediately prior to the refinancing, which then had a liquidation preference of approximately $79,000, were exchanged for 75,000 shares of Series A-1 Preferred Stock with a per share conversion price which provided Gores with an approximately 54.4% interest in the Company after the refinancing. Taking into account Gores’ Series B Convertible Preferred Stock, Series A-1 Convertible Preferred Stock and Common stock, upon the consummation of the equity restructuring, Gores owned approximately 75.1% of the Company. The 75,000 shares of 7.50% Series A-1 Convertible Preferred Stock issued in exchange for 100% of the 75,000 outstanding shares of Series A Preferred Stock were recorded at estimated fair value as described above. The Series A-1 Convertible Preferred Stock will be converted on June 26, 2009 into the number of shares of common stock obtained by multiplying the number of shares of Series A-1 Convertible Preferred Stock to be converted by the liquidation preference and dividing such amount by the conversion price if the stockholders approve the amendments to our charter.
e) In connection with the equity restructuring, our prior lenders agreed to exchange all of their indebtedness for (i) $117,500 of new notes; (ii) 34,962 shares of Series B Convertible Preferred Stock and (iii) a one-time cash payment of $25,000. Additionally, we issued 25,000 shares of Series B Convertible Preferred Stock for $25,000. The Series B Convertible Preferred Stock have been recorded at estimated fair value, as described above, in the unaudited pro forma financial statements. The Series B Convertible Preferred Stock will be converted on June 26, 2009 into the number of shares of common stock obtained by multiplying the number of shares of Series B Convertible Preferred Stock to be converted by the liquidation preference and dividing such amount by the conversion price if the stockholders approve the amendments to our charter.
f) The column labeled “Pro forma Adjustments — Conversion Related/Stock Split” represents the effects of the conversion of Class B stock, Series A-1 Convertible Preferred Stock and Series B Convertible Preferred Stock into common shares and the effect of the 200:1 reverse stock split of our outstanding common stock that we expect will occur on June 26, 2009 if the stockholders approve the amendments to our charter.
g) Deferred Revenue has been adjusted to represent the estimated fair value of payments we have received for the future obligation to provide airtime to clients. The amount recorded generally represents the amount it would cost to transfer the liability to a third party.
h) Fixed Assets have increased by $7,205 to reflect their estimated fair value. The majority of the increase represents the appreciation of buildings and land that we own and the value of our production equipment. Accordingly, depreciation expense reflects an increase of $576 for the twelve months ended December 31, 2008 and an increase of $144 for the three months ended March 31, 2009. (See (c) for amortization adjustment of definite lived intangibles). Marketable securities have increased by $402 to reflect their fair value.

P10

WESTWOOD ONE, INC.
NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS
(In thousands, except per share amounts)
NOTE 3 — Unaudited Pro Form Adjustments — Income Statement:
The Unaudited Pro Forma Statements of Operations for the year ended December 31, 2008 and for the three months ended March 31, 2009 reflects the refinancing of our outstanding long-term indebtedness, the recapitalization of our equity, the resultant acquisition accounting, the conversion of the Class B stock, the Series A-1 Convertible Preferred Stock and the Series B Convertible Preferred Stock into common stock and the effects of the 200:1 reverse stock split and gives effect to these events as if each had occurred on January 1, 2008:
i) The Senior Notes bear interest at 15% per annum, payable 10% in cash and 5% in-kind (PIK interest). Interest expense was adjusted to reflect the new debt of $117,500 and new interest rate of 15% on such indebtedness. The PIK interest will be added to the principal quarterly but will not be payable until maturity. The debt has been recorded for the pro forma financial statements at face value, which is currently our best estimate of fair value. A 10% change in the fair value of the debt under acquisition accounting would result in an increase or decrease in interest expense of approximately $450 for the three months ended March 31, 2009 and approximately $1,800 for the twelve months ended December 31, 2008.

	For the Twelve	For the Three
	Months ended	Months ended
Interest Expense	December 31, 2008	March 31, 2009

Interest expense on new debt	17,958	4,406

Interest expense prior to refinancing	14,775	2,845

Incremental Interest Expense Adjustment	3,183	1,561
j) Amortization of the new intangibles for Affiliate Relationships, Client Contracts and Backlog was reflected (see (c)).

P11

WESTWOOD ONE, INC.
NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS
(In thousands, except per share amounts)
k) Taxes were calculated on the new pro forma (loss) amount using the effective rate for each applicable period.

Tax	December 31, 2008	March 31, 2009

PreTax (Loss)	$(442,323)	$(22,567)

Tax Benefit (Expense)	14,760	7,381

Effective Rate	3.3%	32.7%

Non-deductible Portion of Goodwill Write-off	31.8%	0.0%

Normalized Effective Tax Rate	35.1%	32.7%

Pro Forma PreTax (Loss)	(465,583)	(27,026)

Adjustment for Goodwill Impairment	430,126	—

Adjustment for Amortization of Intangibles Not Reflected in Historical Effective Tax Rate	21,553	3,263
	—	—

Adjusted Pro Forma Pretax (Loss)	(13,904)	(23,763)

Pro Forma Tax Benefit (Expense)	$4,885	$7,772

P12

WESTWOOD ONE, INC.
NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS
(In thousands, except per share amounts)
l) EPS amounts were calculated giving effect to the 200:1 reverse stock split.

Common Stock Share Calculation After Conversion	Number of Shares

Common Stock	101,996
Class B Stock	292
Series A-1 Convertible Preferred Stock	2,218,134
Series B Convertible Preferred Stock	1,741,563

Total Common Stock before Reverse Stock Split	4,061,985

Reverse Stock Split ratio	200

Common Shares Issued and Outstanding	20,310

P13